UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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STAAR Surgical Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016
April 19, 2005
To Our Stockholders:
      You are cordially invited to attend the annual meeting of the stockholders (the “Annual Meeting”) of STAAR Surgical Company (the “Company”). The Annual Meeting will be held on Thursday, May 19, 2005, at 10:00 a.m. (California time), at the Four Points Sheraton, located at 700 West Huntington Drive, Monrovia, California 91016.
      The actions we expect to take at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also included with this letter is the Company’s Annual Report on Form 10-K.
      Please use this opportunity to take part in the affairs of the Company by voting on the business to come before the Annual Meeting. If you are a record holder of the Company’s Common Stock at the close of business on March 31, 2005, you are eligible to vote with respect to these matters, either by attending the Annual Meeting in person or by proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please complete, date, sign, and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.
      We look forward to seeing you at the Annual Meeting.

Sincerely,

David Bailey,
President and Chairman of the Board

GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 RATIFICATION OF REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
FORM 10-K

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
      The annual meeting of the stockholders of STAAR Surgical Company (the “Annual Meeting”) will be held on Thursday, May 19, 2005, at 10:00 a.m. (California time), at the Four Points Sheraton, located at 700 West Huntington Drive, Monrovia, California 91016 for the following purposes:

1. Election of Directors. To elect one person to serve as a Class I director of the Company until the annual meeting of stockholders to be held in 2008, or until his successor has been elected and qualified. The Board of Directors’ nominee is David Bailey.

2. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2005.

3. Other Business. To transact such other business as properly may come before the Annual Meeting or any continuation, adjournment or postponement thereof.
      Only persons who are stockholders of record at the close of business on March 31, 2005 (“Stockholders”) will be entitled to notice of and to vote, in person or by proxy, at the Annual Meeting and at any continuation, adjournment or postponement thereof.
      The Proxy Statement that accompanies this Notice of Annual Meeting of Stockholders contains additional information regarding the proposals to be considered at the Annual Meeting, and Stockholders are encouraged to read it in its entirety.
      As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials will be first mailed to Stockholders on or about April 19, 2005.
      All Stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope as promptly as possible, whether or not you plan to attend the Annual Meeting in person. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement at any time prior to its exercise.

By Order of the Board of Directors,

John Bily,
Secretary
Monrovia, California
April 19, 2005

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2005

GENERAL INFORMATION
      We are sending you this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of STAAR Surgical Company, a Delaware corporation (referred to as the “Company,” “we,” “our” or “us”), for use at our annual meeting of stockholders (the “Annual Meeting”) to be held at the Four Points Sheraton, located at 700 West Huntington Drive, Monrovia, California 91016 on Thursday, May 19, 2005, at 10:00 a.m. (California time), and at any continuation, adjournment or postponement of the Annual Meeting. Only stockholders of record (the “Stockholders”) at the close of business on March 31, 2005 (the “Record Date”) are entitled to notice of and to vote, in person or by proxy, at the Annual Meeting or any continuation, adjournment or postponement thereof. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to Stockholders on or about April 19, 2005.
Matters to be Considered
      The matters to be considered and voted upon at the Annual Meeting will be:

1. Election of Directors. To elect one person to serve as a Class I director of the Company until the annual meeting of stockholders to be held in 2008, or until his successor has been elected and qualified. The Board of Directors’ nominee is David Bailey for Class I director.

2. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 30, 2005.

3. Other Business. To transact such other business as properly may come before the Annual Meeting or any continuation, adjournment or postponement thereof.
Method of Voting
      Stockholders can vote by proxy or by attending the Annual Meeting and voting in person. A proxy card (the “Proxy”) is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided, or by facsimile to the Inspectors of Election at (626) 358-3049. David Bailey and John Bily, the designated proxyholders (the “Proxyholders”), are members of the Company’s management. If you hold Common Stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Annual Meeting.

      If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Annual Meeting in accordance with the Stockholder’s instructions indicated on the Proxy. If no instructions are indicated on the Proxy, the Proxy will be voted “FOR” the election of the Board of Directors’ nominee, “FOR” ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2005 and in accordance with the recommendations of the Board of Directors as to any other matter that may properly be brought before the Annual Meeting or any continuation, adjournment or postponement thereof.
Revocability of Proxies
      Any Stockholder giving a Proxy has the power to revoke it at any time before it is exercised. A Stockholder may revoke a Proxy by filing a written revocation, or a duly executed Proxy bearing a later date, with the Company’s Secretary at our principal executive offices located at 1911 Walker Avenue, Monrovia, California 91016 prior to the commencement of the Annual Meeting. A Stockholder may also revoke the Proxy by attending the Annual Meeting and voting in person. Stockholders whose shares are held in “street name” should consult with their broker or nominee concerning the method for revoking their Proxy.
Voting Rights
      At the close of business on the Record Date, there were 20,690,638 shares of Common Stock outstanding, which constitute all the outstanding voting securities of the Company. Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date, on each matter presented to the Stockholders at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.
      A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for purposes of determining the presence of a quorum.
      In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Our Certificate of Incorporation and our Bylaws divide our Board of Directors into three classes, with each class to be elected for a three-year term on a staggered basis.
      Each proposal described in this Proxy Statement, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. An abstention on any proposal submitted to the Stockholders, other than the election of directors, will be included in the number of votes cast on that proposal and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, a broker non-vote with respect to a proposal will not be included in the number of shares counted as being present for the purpose of voting on that proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.
      Brokers holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the Common Stock at his discretion in the election of directors or the appointment of independent registered public accounting firm. However, brokers or nominees do not have discretion to vote on certain other proposals without specific instructions from the beneficial owner. When a broker or nominee votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.” If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such shares, your broker or nominee may, in its discretion, vote such shares “FOR” the election of the Board of Director’s nominee and “FOR” the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm.

Procedures for Stockholder Nominations
      Under our Bylaws, nominations for the Board of Directors made by Stockholders must be made by written notice delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 14 days nor more than 50 days prior to the Annual Meeting, provided that if less than 20 days’ notice of the Annual Meeting is given to Stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the Annual Meeting was mailed to Stockholders. Each such written notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Company that are beneficially owned by each such nominee.
      Stockholder nominations submitted in accordance with the requirements of the Bylaws will be forwarded to the Nominating, Governance and Compensation Committee.
Solicitation of Proxies
      This Proxy solicitation is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of Proxies. If it appears desirable to do so to ensure adequate representation at the Annual Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, e-mail or in person to request that Proxies be furnished. No additional compensation will be paid for these services. We will furnish copies of solicitation materials to banks, brokerage houses, custodians, nominees, and others to be forwarded to the beneficial owners of Common Stock held in their names. We will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners.
Other Business
      As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the Proxyholders intend to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors, and the authority to do so is included in the Proxy.

Security Ownership of Principal Stockholders and Management
      The following table sets forth, as of the Record Date, certain information concerning the shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries). This information is based on publicly available information filed with the Securities and Exchange Commission (the “SEC”) as of the Record Date.

	Number of Shares
Name and Address	Beneficially Owned	Percent(1)

Heartland Advisors, Inc.	2,101,200(2)	10.2%
789 North Water Street
Milwaukee, WI 53202
Pequot Capital Management, Inc.	1,447,000(3)	7.0%
500 Nyala Farm Road
Westport, CT 06880
Broadwood Partners, L.P.	1,253,730(4)	6.1%
765 Fifth Avenue, 50th Floor
New York, NY 10153

(1)	Based on 20,690,638 shares of Common Stock outstanding on the Record Date. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(2)	In the Schedule 13G filed January 31, 2005 with respect to their securities as of December 31, 2004, Heartland Advisors, Inc. states that it has shared voting power as to 1,608,100 shares and shared dispositive power as to 2,101,200 shares; and William J. Nasgovitz states that he has shared voting power as to 1,608,100 shares and shared dispositive power as to 2,101,200 shares. Heartland Advisors, lnc., by virtue of its investment discretion and voting authority granted by certain of its clients, which may be revoked at any time, and William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc., each specifically disclaim beneficial ownership of these shares.

(3)	In the Schedule 13G filed February 14, 2005 with respect to its securities as of December 31, 2004, Pequot Capital Management states that it has sole voting power as to 1,433,000 shares and sole dispositive power as to 1,447,000 shares.

(4)	In the Schedule 13D filed October 12, 2004 with respect to their securities as of September 29, 2004, Broadwood Partners, L.P. states that it has shared voting power as to 1,227,830 shares and shared dispositive power as to 1,227,830 shares; Broadwood Capital, Inc. states that it has shared voting power as to 1,227,830 shares and shared dispositive power as to 1,227,830 shares; and Mr. Neal C. Bradsher states that he has sole voting power as to 25,900 shares, shared voting power as to 1,227,830 shares, sole dispositive power as to 25,900 shares and shared dispositive power as to 1,227,830 shares.

      The following table sets forth, as of the Record Date, certain information with respect to the shares of Common Stock beneficially owned by (i) each director and director nominee, (ii) each person (other than a person who is also a director or a director nominee) who is an executive officer named in the Summary Compensation Table below, and (iii) all executive officers and directors as a group.

	Number of Shares	Rights to Acquire
	Beneficially	Beneficial
Name and Address(1)	Owned(2)	Ownership(3)	Total	Percent(3)

David Bailey	50,754	990,000	1,040,754	4.8%
John Bily	—	133,332	133,332	*
Nicholas Curtis	3,000	103,332	106,332	*
Volker D. Anhaeusser	14,425	145,000	159,425	*
Thomas Paul	—	16,667	16,667	*
David Morrison	—	108,000	108,000	*
David L. Schlotterbeck	—	20,000	20,000	*
Donald Duffy	—	40,000	40,000	*
Guenther Roepstorff	—	8,333	8,333	*

All directors and executive officers as a group (9 persons)	68,179	1,564,664	1,632,843	7.3%

*	Less than 1%.

(1)	The business address of each person named is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, California 91016.

(2)	Except as may be set forth below and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares of Common Stock owned.

(3)	Based on 20,690,638 shares of Common Stock outstanding on the Record Date plus shares beneficially owned by each individual. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before May 31, 2005 (60 days after the Record Date) are deemed outstanding for the purpose of calculating the number and percentage owned by such person (or group), but not deemed outstanding for the purpose of calculating the percentage owned by each other person (or group) listed. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Directors and Executive Officers
      Our Certificate of Incorporation and our Bylaws divide our Board of Directors into three classes, designated Class I, Class II and Class III, with the number of directors in each class to be as nearly equal as possible, and with each class to be elected for a three-year term on a staggered basis. Our Bylaws permit the Board of Directors to fix the number of its members, so long as there are no less than three directors and no more than seven directors. At present, the Board of Directors consists of five members. The term of each class expires at the following annual meeting of stockholders: Class I- 2005, Class II- 2006, and Class III- 2007. David Bailey, currently is a member of the Board of Directors, and is subject to re-election at this Annual Meeting, to serve until the Annual Meeting to be held in year 2008, or until his successor has been elected and qualified. Donald Duffy and Volker D. Anhaeusser presently serve as our Class II directors. David Morrison and David L. Schlotterbeck presently serve as our Class III directors. The directors will serve their respective terms until re-election, or until their successors have been elected and qualified.
      The nominee has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the Board of Directors’ nominee. If the nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any continuation, postponement or adjournment thereof, the Proxies will be voted for any other nominee the current Board of Directors designates to fill the vacancy. The Company has no reason to believe that the nominee will be unable or unwilling to serve if elected as a director. The person nominated for election as Class I director who receives the highest number of affirmative votes at the Annual Meeting will be elected.
      For a description of the procedures by which a Stockholder may nominate a person for election as a director, see “General Information — Procedures for Stockholder Nominations.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEE.
      Information regarding the business experience of each nominee, continuing director and executive officer is provided below.
      David Bailey, Class I Director
       President, Chief Executive Officer and
       Director since December 2000
       Chairman of the Board since January 2001
       Age 48
      Mr. Bailey has served as our President, Chief Executive Officer, and Director since 2000 and as Chairman since 2001. Mr. Bailey also serves on the Board of Directors of our joint venture Canon Staar Co., Inc. Prior to joining the Company, Mr. Bailey served as Global President of CIBA Vision Corporation’s surgical business unit based in Atlanta, Georgia. From April 1995 through May 1999, Mr. Bailey served on the global management boards of both Bausch & Lomb and ChironVision. In 1993, Mr. Bailey was the European Managing Director of Johnson & Johnson’s European professional sector, with operating responsibility for Iolab Corporation, an ophthalmic products company that was a subsidiary of Johnson & Johnson at that time, including both medical devices and pharmaceuticals. Mr. Bailey completed his formal education in the United Kingdom, obtaining a Master’s degree from Durham University, and a Bachelor of Arts degree with honors from York University.

Mr. Donald Duffy, Class II Director Director since February 2003 Chairman of Audit Committee Age 68
      Mr. Duffy’s previous experience includes the position of Chief Financial Officer of Iolab Corporation, a former subsidiary of Johnson & Johnson, a position he held from 1987 until his retirement in 1992. Prior to holding that position, Mr. Duffy served as Chief Financial Officer of the J&J Ultrasound division of Johnson & Johnson and Alpha Wire Corporation. Mr. Duffy also served as the Chief Information Services Officer for the J&J Products Division of Johnson & Johnson and held various financial positions for Johnson & Johnson from 1962 through 1984. Mr. Duffy earned a Master of Business Administration degree from Pace University and a Bachelor of Science degree in accounting from the University of South Dakota. Mr. Duffy serves as chairman of the Company’s Audit Committee and as the “Lead Director” of the Board of Directors. As Lead Director, Mr. Duffy is responsible for fostering effective communications between the Board of Directors and management and among the directors. The Lead Director also has a key role in the administration of the activities of the Board.

Dr. Volker D. Anhaeusser, Class II Director Director since April 2000 Age 49
      Dr. Anhaeusser is a resident of Karlsruhe, Germany. He is a principal member and shareholder of the German law firm of Anhaeusser, Unger, & Bergien, whose specialty is corporate and business law with an emphasis on mergers and acquisitions, a position he has held since 1985. Dr. Anhaeusser received his Masters in Law degree from Mainz University and a doctorate in law from Mannheim University. Dr. Anhaeusser serves on the Board of Directors of several German based corporations, as well as serving on the Board of Directors of our joint venture, Canon Staar Co., Inc.

David Morrison, Class III Director Director since May 2001 Age 60
      Mr. Morrison has 35 years experience in various executive positions, both within the United States and internationally. Since 1998, Mr. Morrison has been providing consulting services relating to marketing, with an emphasis in the field of surgical ophthalmology. Following the acquisition by Chiron Vision of Iolab Corporation in 1995, Mr. Morrison was appointed President and Chief Operating Officer of Chiron Vision, in which capacity he served until 1997. Prior to joining Chiron Vision, Mr. Morrison served as Area Vice President for Europe for the Gillette Company and as President of International Operations and Co-Chief Operating Officer of Cooper Vision. Mr. Morrison earned a Bachelor of Arts degree, with honors, in economics from the University College of Wales, Aberystwyth and received a post-graduate degree in Industrial Administration from Bradford University.

David L. Schlotterbeck, Class III Director Director since January 2005 Chairman of the Nominating, Governance and Compensation Committee Age 57
      Mr. Schlotterbeck currently serves as Chairman and Chief Executive Officer of Clinical Technologies and Services, a business segment of Cardinal Health, and is an officer of Cardinal Health. Prior to joining Clinical Technologies, Mr. Schlotterbeck served as President and Chief Executive Officer of Alaris Medical Systems, Inc. from November 1999 to June 2004 and as President and Chief Operating Officer from April 1999 to November 1999. In 1997 and 1998, Mr. Schlotterbeck served as President and Chief Operating Officer of Pacific Scientific Company, an international manufacturer of motion control, process measurement and safety products until it was acquired by Danaher Corporation. From 1995 to 1997, Mr. Schlotterbeck served as President and Chief Executive Officer of Vitalcom, Inc., a medical network manufacturer. From 1991 to 1994, Mr. Schlotterbeck served as Executive Vice President and Chief Operating Officer of Nellcor,

Inc., a medical device manufacturer subsequently acquired by Mallinckrodt, Inc. Mr. Schlotterbeck is a graduate of the General Motors Institute with a Bachelor of Science degree in electrical engineering. He holds an Master of Science degree in electrical engineering from Purdue University and completed the Executive Institute at Stanford University in 1984.

John Bily, Chief Financial Officer and Secretary Age 57
      Mr. Bily joined the Company in January 2002. Before joining the Company, Mr. Bily spent 11 years with Allergan, Inc., an international pharmaceutical company, most recently as Vice President Controller Worldwide Operations, where he was responsible for the financial management of Allergan, Inc.’s global manufacturing and operations organization. Mr. Bily joined Allergan, Inc. in 1989 as Vice President Controller of Allergan Optical, the global contact lens and contact lens care division. Mr. Bily earned his Masters in Business Administration in finance/accounting from Arizona State University and his Bachelor of Arts degree in history from the University of Dallas. Mr. Bily also served in the United States Air Force.

Nicholas Curtis, Senior Vice President, Sales and Marketing Age 49
      Mr. Curtis, who joined us in August 2002, is an experienced sales and marketing professional with over 20 years experience in selling and marketing cataract and refractive surgical products. Prior to joining the Company, Mr. Curtis served as Vice President for LaserVision Centers from 1998 to 2001, and TLC Vision, Inc. during 2002 following TLC Vision’s acquisition of LaserVision Centers, where he was responsible for managing the company’s business development in the Great Lakes Region. Prior to 1998, Mr. Curtis held various sales management positions with Chiron Vision, Allergan Medical Optics, and American Medical Optics, a division of American Hospital Supply Corp. Mr. Curtis received a Bachelor of Science degree in speech-communication Studies from Northwestern University.

Thomas Paul, Vice President, Research & Development Age 60
      Mr. Paul joined the Company in January 2004. Before joining the Company, Mr. Paul spent five years with CIBA Vision Corporation as the Global Head of Surgical R&D. He was responsible for product development, new technology assessments and project management of clinical and regulatory affairs. Mr. Paul earned his Doctorate of Philosophy in Chemistry from Case Western Reserve University and his Bachelor of Arts degree in Chemistry from Southern Illinois University.

Guenther Roepstorff, President, Domilens GmbH Age 59
      Mr. Roepstorff is the President and founder of Domilens, GmbH, our German subsidiary, a position he has held since 1987. Prior to 1987, Mr. Roepstorff was managing director of Intermedics, where he was responsible for ophthalmic and cardiovascular products for the domestic German and the European markets, and established the Iolab Corporation’s intraocular lens business in Germany, Austria and Switzerland as an independent company within the Johnson & Johnson group of companies. Mr. Roepstorff previously held various management positions at Johnson & Johnson within the general surgery and dental product divisions.
      None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company and, except as set forth above, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

Compensation of Directors
      Other than Mr. Duffy, who received $30,000 in fees for service as the Chairman of the Company’s Audit Committee, no other cash fees were paid to directors for their service on the Board of Directors during 2004.
      Directors are elected for three-year terms and are granted options to purchase 60,000 shares of our Common Stock on their election or re-election.
      Upon his re-election to the Board of Directors on May 18, 2004, Mr. Morrison received options to purchase 60,000 shares of our Common Stock at an exercise price of $7.32. These options vest in three equal annual installments from the date of grant, 20,000 of which are currently vested. The Board of Directors can change the compensation of directors at any time.
Meetings of the Board
      The Board of Directors held eleven (11) meetings during 2004. All of the directors attended all of the meetings of the Board and at least 75% of the meetings of each committee on which he served in 2004.
      It is the policy of the Company to require members of the Board of Directors to attend the annual meeting of stockholders, if practicable. All directors attended the 2004 annual meeting of stockholders.
Committees
      The Board of Directors has a Nominating, Governance and Compensation Committee and an Audit Committee. The members of each committee serve at the discretion of the Board of Directors.

Nominating, Governance and Compensation Committee.
      The current members of the Nominating, Governance and Compensation Committee are David L. Schlotterbeck, who serves as chairman of the committee, Volker D. Anhaeusser and Donald Duffy. Each member of the Nominating, Governance and Compensation Committee is “independent” as that term is defined under Rule 4200A(a)(15) of the Nasdaq Marketplace Rules.
      The principal purposes of the committee are to help ensure that (A) the Board of Directors is appropriately constituted to meet its fiduciary obligations to stockholders and the Company, (B) the Company has and follows appropriate governance standards, and (C) the executive officers of the Company and its subsidiaries are compensated in a manner consistent with (i) the compensation strategy of the Company determined by the Board of Directors, (ii) treatment of all executive officers in an equitable and consistent manner, (iii) the Company’s need to compete in recruiting and retaining qualified executive officers, and (iv) the requirements of the appropriate regulatory bodies. The Committee also administrates the Company’s 2003 Omnibus Equity Incentive Plan.
      To carry out its purpose with respect to nominations and governance, the committee (i) identifies individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, (ii) recommends the director nominees to be selected by the Board of Directors for the next annual meeting of stockholders, (iii) develops and recommends to the Board of Directors corporate governance principles applicable to the Company, and (iv) oversees the evaluation of the Board of Directors and management. For further information concerning the criteria and procedures for selecting director nominees, see “Nominating Procedures and Criteria” below.
      During 2004, the Nominating, Governance and Compensation Committee held five meetings and took action by written consent two times.

Audit Committee.
      The current members of the Audit Committee are Donald Duffy, who serves as the chairman of the committee, David L. Schlotterbeck and Volker D. Anhaeusser. Each member of the Audit Committee is

“independent” as that term is defined under the rules of the SEC. The principal purposes of the Audit Committee are to oversee (i) the quality and integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent registered public accounting firm, and (iii) the performance of the Company’s independent registered public accounting firm. The Audit Committee met nine times in 2004.
      The Company has determined that Donald Duffy, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC.

Charters of the Committees.
      The charters of the Audit Committee and the Nominating, Governance and Compensation Committee are available on the Company’s web site at www.staar.com, under ”Investor/ Media — Corporate Governance.”
Nominating Procedures and Criteria
      Among its functions, the Nominating, Governance and Compensation Committee considers and approves nominees for election to the Board of Directors in accordance with its written charter.
      In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by our stockholders, provided the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement under the heading “GENERAL INFORMATION — Procedures for Stockholder Nominations.” Stockholder nominations that comply with these procedures and that meet the criteria outlined below will receive the same consideration that the committee’s nominees receive.
      Essential criteria for all candidates considered by the committee include the following: integrity and ethical behavior; maturity; management experience and expertise; independence and diversity of thought; broad business or professional experience; and an understanding of business and financial affairs, and the complexities of business organizations.
      In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; experience in the medical device industry or other regulated industries; scientific accomplishment in medicine, physiology or medical devices; experience in commercializing and marketing ophthalmic devices; other medical devices or pharmaceuticals; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.
      In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate’s ability to contribute to the success of the Company.
      The Board of Director’s nominee for the Annual Meeting has been recommended by the committee, and has been selected by the independent directors and the full Board of Directors.
      The Stockholders did not propose any candidates for election at the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
      During fiscal year 2004, Volker D. Anhaeusser, John R. Gilbert and David Morrison served on our Nominating, Governance and Compensation Committee. Beginning on the date of the 2004 annual meeting of stockholders, the Nominating, Governance and Compensation Committee had to be comprised solely of independent directors under Nasdaq Rule 4200(a)(15). Because Mr. Morrison received compensation as a consultant in excess of $60,000 in fiscal years 2001 and 2002, he is not deemed independent under Rule 4200(a)(15) and did not continue to serve on the committee when it was constituted at the meeting of the Board of Directors following the 2004 annual meeting of stockholders. Mr. Duffy replaced Mr. Morrison as a member of the committee. Mr. Gilbert resigned as a director effective September 25, 2004. David L. Schlotterbeck was appointed to the Board of Directors on January 18, 2005, and became chairman of this committee. None of these individuals is employed by the Company. Except for Mr. Morrison, none of these individuals was a party to any transactions with the Company during 2004. Mr. Morrison is the sole owner of DRM Strategic Services Ltd., which received consulting fees of $13,000 during 2004. See “Certain Relationships and Related Transactions — Consulting Agreement.”
      Compensation issues were also brought before the full Board of Directors.
Stockholder Communications with Directors
      You may communicate with the chair of our Audit Committee, or our Nominating, Governance and Compensation Committee, or with our outside directors as a group by writing to such persons c/o John Bily, Chief Financial Officer and Secretary, at 1911 Walker Avenue, Monrovia, California 91016.
      Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

•	junk mail and mass mailings

•	product complaints

•	product inquiries

•	new product suggestions

•	resumes and other forms of job inquiries

•	surveys

•	business solicitations or advertisements.
      In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any outside director upon request.
      Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be forwarded to the hotline.

Executive Compensation
      The following table sets forth all cash and non-cash compensation awarded, earned or paid for services to the Company in all capacities for each of the three years ended December 31, 2004 to (i) all individuals serving as the Company’s Chief Executive Officer during 2004, and (ii) the Company’s four most highly compensated executive officers (other than the Chief Executive Officer) serving as such at the end of 2004 (the “named executive officers”).
Summary Compensation Table

					Long-Term Compensation

					Awards
		Annual Compensation					Payouts
					Restricted
				Other Annual	Stock	Securities		All Other
		Salary	Bonus	Compensation	Awards	Underlying	LTIP Payouts	Compensation
Name and Position(1)	Year	($)(2)	($)(3)	($)(4)	($)	Options/SARs	($)	($)(5)

David Bailey	2004	380,582	50,000	10,388	—	150,000	—	69,563
Chairman, Chief	2003	361,212	50,000	8,000	—	—	—	43,477
Executive Officer and	2002	359,450	150,000	8,000	—	200,000	—	40,916
President
John Bily	2004	250,000	50,000	—	—	35,000	—	19,069
Chief Financial	2003	224,808	15,000	—	—	—	—	19,029
Officer	2002	192,308	—	—	—	50,000	—	16,534
Nicholas Curtis	2004	232,874	34,950	—	—	25,000	—	18,853
Senior Vice President,	2003	212,500	30,000	—	—	40,000	—	155,626
Sales and Marketing	2002	61,538	—	—	—	135,000	—	4,302
Thomas Paul	2004	161,827	41,250	—	—	100,000	—	16,253
Vice President,	2003	—	—	—	—	—	—	—
Research & Development	2002	—	—	—	—	—	—	—
Guenther Roepstorff(6)	2004	363,286	90,821	18,569	—	25,000	—	2,164
President,	2003	318,537	141,352	25,474	—	25,000	—	—
Domilens GmbH	2002	216,898	87,000	14,362	—	—	—	—

(1)	For a discussion of the employment agreements between the Company and any such person, see “Employment Agreements” below.

(2)	For all named executives, with the exception of Mr. Roepstorff, this column includes amounts deferred pursuant to salary reduction arrangements under the Company’s 401(k) Plan.

(3)	The amount reported in this column includes cash bonuses earned by the named executive officers and in 2002 42,254 shares of Common Stock issued to Mr. Bailey at the then-market price of $3.55 per share in lieu of cash bonuses earned for 2001 and 2002.

(4)	Included in this column are the costs of the lease of vehicles for Mr. Bailey and for Mr. Roepstorff.

(5)	The amounts reported in this column, for all officers other than Mr. Bailey, Mr. Curtis and Mr. Paul consist solely of the cost of life insurance premiums. Amounts for Mr. Bailey, Mr. Curtis and Mr. Paul are as follows:

					Disability,
			Moving	Professional	medical, &
Name	Year	Life($)	expenses($)	services($)	dental($)	Total

David Bailey	2004	24,962	21,116	9,720	13,765	69,563
	2003	25,358	—	—	18,119	43,477
	2002	24,768	—	—	16,148	40,916
Nick Curtis	2004	10,104	—	—	8,749	18,853
	2003	9,750	137,015	—	8,861	155,626
	2002	2,398	—	—	1,904	4,302
Thomas Paul	2004	14,861	1,392	—	—	16,253
	2003	—	—	—	—	—
	2002	—	—	—	—	—

(6)	Mr. Roepstorff is the President of our German subsidiary, Domilens GmbH, and receives cash compensation in the Euro. All dollar amounts listed for Mr. Roepstorff were converted from the Euro into United States dollars using the applicable average exchange rate in the year in which he was compensated.
Stock Option Grants
      The following table provides certain information with respect to individual grants of stock options or stock appreciation rights for 2004 to each of the named executive officers.
OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted to			Option Term(1)
	Options/SARs	Employees in	Exercise or
	Granted(2)(5)	Fiscal	Base Price	Expiration	5%	10%
Name	(#)	Year(3)(4)	($/Sh)	Date	($)	($)

David Bailey	150,000	16	3.95	4/06/2015	372,620	944,292
John Bily	35,000	4	3.95	4/06/2015	86,945	220,335
Nicholas Curtis	25,000	3	3.95	4/06/2015	62,103	157,382
Thomas Paul	50,000	5	10.99	11/27/2009	151,817	335,475
	50,000	5	3.95	4/06/2015	124,207	314,764
Guenther Roepstorff	25,000	3	3.95	4/06/2015	62,103	157,382

(1)	The potential realizable dollar value of any given option is the difference between (i) the fair market value of the stock underlying such option as of the date of grant, adjusted to reflect hypothetical 5% and 10% annual growth rates applying simple interest from the date of grant of such option until the expiration date of such option, and (ii) the exercise price for such option. The 5% and 10% are hypothetical growth rates prescribed by the SEC for illustration purposes only and are not a forecast or prediction as to future stock prices. The actual amount that a named executive officer may realize will depend on various factors on the date the option is exercised, so there is no assurance that the value realized by a named executive officer will be at or near the value set forth above in the chart.

(2)	All options were granted at fair market value on the date of grant, as defined by the 2003 Omnibus Equity Incentive Plan, and first become exercisable in three equal installments on each of the first three anniversaries of the date of grant. Vesting may be accelerated based on achievement of performance goals as specified by the Compensation Committee of the Board of Directors.

(3)	No SARs were granted to the named executive officers in 2004.

(4)	The numerator in calculating this percentage includes options granted to each named executive officer in his or her capacity both as an officer (employee) and, if applicable, as a director. The denominator in calculating this percentage is 963,500, which represents the number of shares subject to all options granted to all employees of the Company, including the named executive officers, which includes, if applicable, options granted to them in their capacities as directors.

Option Exercises and Holdings
      The following table provides certain information with respect to the named executive officers concerning (i) options exercised in 2004 and (ii) the number and value of unexercised options as of the 2004 fiscal year end.
AGGREGATED OPTIONS/SAR EXERCISES IN FISCAL YEAR 2004 AND
FISCAL YEAR-END OPTION/SAR VALUES

Value of
			Number of Securities	Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
	Shares		FY-End	FY-End(3)
	Acquired on	Value	Exercisable/	Exercisable/
	Exercise(1)	Realized(2)	Unexercisable	Unexercisable
Name	(#)	($)	(#)	($)

David Bailey	—	—	946,666/193,334	1,100,698/463,702
John Bily	—	—	116,666/68,334	342,498/170,202
Nicholas Curtis	—	—	69,999/130,001	194,398/235,302
Thomas Paul	—	—	16,667/83,333	0/116,000
Guenther Roepstorff	—	—	0/50,000	0/58,000

(1)	No SARs were granted or exercised by any named executive officer in 2004, nor did any named executive officer hold any unexercised SARs at the end of the 2004 fiscal year. No options were exercised by any named executive officer in 2004.

(2)	The dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the price of the options at exercise.

(3)	The dollar value provided represents the cumulative difference in the fair market value of the Common Stock underlying all in-the-money options as of the last day of the 2004 fiscal year and the exercise prices for such options. Options are “in-the-money” if the fair market value of the underlying Common Stock as of the last day of the 2004 fiscal year exceeds the exercise price of such options. The fair market value of the Common Stock for purposes of this calculation is $6.27, based on the closing price for the Company’s stock as quoted on the Nasdaq National Market on December 31, 2004, the last day of the Company’s 2004 fiscal year.

Equity Compensation Plan Information
      The following table provides information as of December 31, 2004 on all of our equity compensation plans currently in effect.

				Number of Securities
				Remaining Available
	Number of Securities			for Future Issuance
	to be Issued Upon			under Equity
	Exercise of			Compensation Plans
	Outstanding Options,		Weighted Average	(excluding securities
	Warrants and Rights		Exercise Price	reflected in column (a))
Plan Category	(a)		(b)	(c)

Equity Compensation Plans Approved by Stockholders	3,652,881	(1)	$6.59	503,253	(1)
Equity Compensation Plans Not Approved by Stockholders	55,000		$10.08	—

Total	3,707,881		$6.64	503,253

(1)	Represents awards granted under STAAR Surgical Company 2003 Omnibus Equity Incentive Plan, the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan and the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer. During 2003, options available under each of these plans were transferred to the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (“2003 Omnibus Plan”). Shares remaining available for issuance are only pursuant to the 2003 Omnibus Plan.
Employment Agreements

David Bailey, President, Chief Executive Officer and Chairman of the Board
      On December 19, 2000, we entered into an employment agreement with David Bailey to act as our Chief Executive Officer and President. The agreement has a term of three years and will be automatically renewed for successive three-year periods unless terminated pursuant to provisions stated in the agreement. The agreement provides for a base salary, currently $380,582, and for automatic annual cost of living adjustments. The Board of Directors review Mr. Bailey’s compensation annually and may propose additional increases in base salary if merited.
      In addition to his base salary, Mr. Bailey is entitled to an automobile allowance, reimbursement of costs associated with obtaining permanent residency visas and relocation expenses, medical and dental benefits for himself and his family, disability insurance which replaces 60% of his annual salary in the event of his disability, and life insurance in the amount of $1,750,000.
      Each year during the term of the employment agreement, Mr. Bailey and the Compensation Committee will establish performance goals, including earnings, cash flow and other objectives, and so long as he meets those goals, Mr. Bailey is to receive an annual bonus of up to 60% of his base annual salary.
      Under the terms of the agreement, Mr. Bailey’s employment may be terminated for “cause” (as defined in the agreement), on Mr. Bailey’s death or disability, or on 12 months written notice by Mr. Bailey. If Mr. Bailey’s employment is terminated by election of the Company or due to a “change of control” (as defined in the agreement), Mr. Bailey will be entitled to receive severance equal to three years annual base salary, plus accrued bonus and vacation, and immediate vesting of any unvested options.

John Bily, Chief Financial Officer
      On January 3, 2002, we entered into an employment agreement with John Bily to act as our Chief Financial Officer. The agreement does not have a stated term. The agreement provides for a base salary, currently $250,000, which may be adjusted periodically by the Company. Mr. Bily may also earn an annual bonus of up to 50% of his annual salary if he achieves established performance goals.
      Under the terms of the agreement, Mr. Bily’s employment may be terminated for “cause” (as defined in the agreement) or poor performance, on Mr. Bily’s death, or on 90 days’ written notice by Mr. Bily. If Mr. Bily’s employment is terminated by the Company without cause, on 90 days’ written notice, he will be entitled to severance equal to six months salary. Should Mr. Bily’s employment be terminated due to a change of control (as defined in the agreement), Mr. Bily will receive severance equal to one year’s salary and the immediate vesting of any unvested stock options.

Nicholas Curtis, Senior Vice President, Sales and Marketing
      On July 12, 2002, we entered into an agreement with Nicholas Curtis to act as our Senior Vice President, Sales and Marketing for the U.S. and Canada. The agreement provides for a base salary, currently $232,874, which may be adjusted periodically. Mr. Curtis may also earn an annual bonus of up to 50% of his annual salary if he achieves established performance goals. Should certain performance targets be exceeded, this amount could be increased.
      In February 2003, Mr. Curtis’ employment agreement was amended to include a provision for termination due to a “change of control.” Should Mr. Curtis’ employment be terminated due to a change of control, he will receive severance equal to one year’s salary plus the average bonus earned over the last two years of employment.

Thomas Paul, Vice President, Research & Development
      On January 5, 2004, we employed Thomas Paul to act as our Vice President, Research & Development. The terms of our offer of employment were memorialized in an agreement dated March 18, 2005. The agreement does not have a stated term. The agreement provides for a base salary of $165,000, which may be adjusted periodically. Mr. Paul may also earn an annual bonus of up to 25% of his annual salary based on achievement of personal and corporate performance goals.
      Under the terms of the agreement, Mr. Paul’s employment may be terminated for “cause” (as defined in the agreement) or poor performance, on Mr. Paul’s death, or on 30 days’ written notice by Mr. Paul. If Mr. Paul’s employment is terminated by the Company without cause, on 30 days’ written notice, he will be entitled to severance equal to five months salary. Should Mr. Paul’s employment be terminated due to a change of control (as defined in the agreement), Mr. Paul will receive severance equal to six month’s salary and the immediate vesting of any unvested stock options.
      In order to encourage Mr. Paul to join the Company, he was granted an option to purchase 50,000 shares of our Common Stock at an exercise price of $10.99 per share.

Guenther Roepstorff, President, Domilens GmbH
      On January 2, 2003, we amended the employment agreement of Guenther Roepstorff, the President of our German subsidiary, Domilens GmbH. His current agreement provides for a base salary of 292,500 EUR (U.S. $363,286 at December 31, 2004). In addition to his salary, Mr. Roepstorff may earn an annual bonus of up to 150,000 EUR (U.S. $204,611 at December 31, 2004) based on achievement of certain performance goals and is entitled to the use of a Company vehicle.
      Under the terms of the agreement, if Mr. Roepstorff is unable to work due to illness or other reasons he will be paid his monthly salary for up to six months. In addition, if Mr. Roepstorff should pass away during the term of the agreement, his widow and children (under the age of 25) will be paid his monthly salary for the month in which he passes, and for the following six months.
      If Mr. Roepstorff’s employment is terminated due to a “change of control” (as defined in the agreement), Mr. Roepstorff will be entitled to receive severance equal to one half of his monthly salary for every year of employment with the Company. Also, if Mr. Roepstorff becomes aware of a change in control and notifies the Company of his intention to end his agreement with twelve months notice, he is entitled to a bonus of six month’s salary if he remains throughout the notice period.
REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE
      The Report of the Nominating, Governance and Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      General. The Nominating, Governance and Compensation Committee establishes specific awards under our equity plans, such as stock options, and determines the compensation for the Company’s executive officers. Executive compensation can include salary, bonus, and option grants as well as other perquisites that vary with the level of responsibility.
      Compensation Philosophy. In determining the compensation for a particular executive officer, the Nominating, Governance and Compensation Committee was guided in 2004 by the following objectives:

•	attracting and retaining officers by maintaining competitive compensation packages; and

•	motivating officers to achieve and maintain superior performance levels.
      The Nominating, Governance and Compensation Committee’s policy generally is to pay base salaries for executive officers that are competitive with salaries paid to executives of other companies of similar size in the Company’s industry. Bonus programs and equity incentives plans are designed to motivate our executives to achieve strategic objectives and performance objectives established by the Board of Directors.
      Base Salaries. Base salaries are generally at or below the median base salaries paid to employees with comparable duties by other companies in our industry that are of a similar size. Salaries are established by the Nominating, Governance and Compensation Committee based on its subjective assessment of the executive’s scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company’s business.
      Annual Cash Bonuses. The Nominating, Governance and Compensation Committee, in its sole discretion, approves the payment of bonuses from time to time to the Company’s employees, including its executive officers, as an incentive to influence employees to be productive over the course of each fiscal year. The determination of which executive officers should receive a bonus and what the amount of the bonus should be is based on a subjective analysis of the executive’s level of responsibility, performance of duties and attainment of performance goals, and also takes into consideration other types and amounts of compensation paid to the executive, such as commissions.
      Bonuses generally are based upon the achievement of corporate goals such as: (i) the Company’s revenue and net income results versus the prior year; and (ii) the performance of the Company as compared to its industry. In addition, an element of the total bonus awarded may relate to the performance of the individual against preset personal objectives. A greater percentage of the senior officers’ total bonus is based upon the achievement of corporate objectives versus the achievement of preset personal objectives.
      The Nominating, Governance and Compensation Committee approved the grant of discretionary bonuses for 2004 to the following Named Executive Officers in the following amounts: (i) John Bily, $50,000, equivalent to 20% of Mr. Bily’s base salary, due to Mr. Bily’s key role in the management of global finance and SEC compliance — this leadership and focus allowed the Company to complete its compliance with Section 404 of the Sarbanes-Oxley Act of 2002 successfully; (ii) Nicholas Curtis, $34,950, equivalent to 15% of Mr. Curtis’ base salary, due to Mr. Curtis’ role in setting up the ICL training group and marketing plan ahead of the U.S. launch of the ICL pending FDA approval; (iii) Thomas Paul, $41,250, equivalent to 25% of Mr. Paul’s base salary, due to Mr. Paul’s key role in strengthening the Company’s collamer manufacturing process and overall compliance on a global basis, in particular at our Nidau facility; and (iv) Guenther Roepstorff, $90,821, equivalent to 25% of Mr. Roepstorff’s base salary, due to Mr. Roepstorff’s management of the Company’s German operations, which had a net income increase of 43% for 2004 compared to 2003. The reasons mentioned above for the granting of discretionary bonuses are a few examples of the achieved preset personal objectives considered by the Committee.
      The committee also granted Mr. Bailey, Mr. Curtis, Mr. Paul, and Mr. Roepstorff options to purchase 35,000, 25,000, 50,000 and 25,000 shares of the Company’s Common Stock, respectively, at an exercise price of $3.95.
      Long-term Stock Ownership Plans. During 2004, the Company had several active stock plans in place for employees, officers and directors including the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (the “2003 Omnibus Plan”), the 1998 STAAR Surgical Company Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1991 Stock Option Plan of STAAR Surgical Company and the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer. With the exception of the 1996 STAAR Surgical Company Non-Qualified Stock Plan and non-qualified options that were not part of a formal plan, the stockholders of the Company have approved these plans. The plans afford the Company the ability to make stock grants and to grant incentive stock options, non-qualified stock options, and stock appreciation rights to, among others, the Company’s directors, officers and employees.
      On June 25, 2003, our stockholders approved the 2003 Omnibus Plan to allow the Company to consolidate existing incentive plans into one incentive plan. On approval of the 2003 Omnibus Plan, all prior plans were amended and incorporated into the 2003 Omnibus Plan. Outstanding options under the prior plans and shares available for future issuance under the prior plans will now be covered by the 2003 Omnibus Plan. However, the substantive terms of outstanding options issued under the prior plans will not be changed and will continue to be governed by the terms of the plans under which they were originally issued.
      The Nominating, Governance and Compensation Committee believes that long-term equity incentive awards serve to align the interests of the executive officers with those of the Company’s stockholders. Under the 2003 Omnibus Plan, the Company may grant any type of award whose value is derived from the value of the Common Stock of the Company, including shares of Common Stock, options and stock appreciation rights. To date, the Company has only granted stock options under its equity incentive plans.
      The exercise price of the stock options granted to date has been no less than the fair market value of the Common Stock as of the date of grant. If employment is terminated (other than on death or disability), the unvested portion of the option expires immediately and the vested portion of the option expires 90 days from the termination date. To encourage retention, the ability to exercise the option is subject to vesting restrictions. The Nominating, Governance and Compensation Committee’s policy is to award to executive officers an option on employment, which generally vests over three years, and is in recognition of the executive officer’s potential contribution to the Company. Decisions made by the Nominating, Governance and Compensation Committee regarding the timing and size of subsequent option grants take into consideration the Company’s and the individual’s performance, competitive market practices, and the size and term of option grants made in prior years.
      Compensation for Chief Executive Officer. Mr. Bailey’s compensation is described in the section of this Proxy Statement entitled “Employment Agreements.” Mr. Bailey’s base compensation of $380,582 was based on competitive market forces, his extensive experience in the ophthalmic products industry and his successful management of the surgical division of CIBA Vision Corporation, a private company with over $1 billion in revenues.
      The Nominating, Governance and Compensation Committee granted Mr. Bailey a discretionary bonus of $50,000 for the 2004 fiscal year. This is based on Mr. Bailey’s development and implementation of a comprehensive plan to improve the Company’s international operations and achieving a 38% increase in sales of the ICL in international markets. On April 7, 2005, the Committee also approved the grant of an option to purchase 150,000 shares of the Company’s Common Stock at an exercise price of $3.95.

      Policy under Section 162(m) of the Internal Revenue Code. The Nominating, Governance and Compensation Committee has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become a material issue, the Compensation Committee will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific transactions.

The Nominating, Governance and Compensation Committee

David L. Schlotterbeck
Volker D. Anhaeusser
Donald Duffy
Dated: April 8, 2005

Employee Benefit Plans

2003 Omnibus Equity Incentive Plan
      The 2003 Omnibus Equity Incentive Plan (the “2003 Omnibus Plan”) was adopted by the Board of Directors on May 14, 2003 and approved by the stockholders on June 25, 2003, as a new plan and as a consolidation of the Company’s existing incentive plans. 4,913,629 shares of Common Stock were authorized for awards under the 2003 Omnibus Plan, consisting of 1,000,000 newly available shares, and 3,913,629 shares that were already available or subject to outstanding awards under the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan and the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer (the “Prior Plans”). The 2003 Omnibus Plan also provides that on each January 1 during the life of the plan the number of shares of Common Stock available for awards will automatically increase by a number of shares equal to 2% of the Company’s outstanding Common Stock, up to a maximum of 1,586,371 additional shares, and a maximum total of 6,500,000 shares issuable pursuant to incentive stock options. As of December 31, 2004, 503,253 shares were authorized and available for grants under the 2003 Omnibus Plan.
      The 2003 Omnibus Plan is administered by the Nominating, Governance and Compensation Committee of the Board of Directors (the “Committee”). Employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the 2003 Omnibus Plan. Awards available under the 2003 Omnibus Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards that may be approved by the Committee. Stock options under the 2003 Omnibus Plan may either be issued in a form intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “non-qualified options,” which are not intended to satisfy Section 422 of the Code. Awards granted under the 2003 Omnibus Plan may generally not be transferred except by will or the laws of descent.
      While the Committee has the discretion to determine the exercise price of options under the 2003 Omnibus Plan, an option intended to be an ISO may not be priced at less than 100% of fair market value on the date of grant. No ISO may be granted under the 2003 Omnibus Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In general, stock options issued under the 2003 Omnibus Plan may not have a term in excess of ten years from the date of grant.
      The 2003 Omnibus Plan will terminate on May 13, 2013, unless terminated earlier by the Board of Directors.

401(k) Plan
      The Company maintains a 401(k) profit sharing plan (“401(k) Plan”) for the benefit of qualified employees in North America. During the fiscal year ended December 31, 2004, employees who participate may elect to make salary deferral contributions to the 401(k) Plan up to $13,000 of the employees’ eligible payroll, subject to annual Internal Revenue Code maximum limitations. The Company makes a contribution of 50% of the employee’s contribution up to the first 2% of the employee’s compensation, and 25% of the next 4% of compensation. In addition, the Company may make a discretionary contribution to qualified employees, in accordance with the 401(k) Plan.

Stock Performance Graph
      The following graph compares the yearly percentage change in the cumulative total stockholder return of the Company’s Common Stock for the last five fiscal years to the cumulative total stockholder return for the same time period of: (i) United States and foreign companies listed on the Nasdaq Stock Market (the “Nasdaq Index”); and (ii) United States and foreign companies listed on the Nasdaq Stock Market that operate in the surgical, medical and dental instrument and supply industries (the “Peer Index”), based on Standard Industrial Classification (“SIC”) codes in the range of 3840 through 3849. The Company’s SIC code is 3845. The comparison assumes $100 was invested on December 31, 1999 in the Common Stock and in each of the foregoing indices and that dividends were reinvested. The Nasdaq Index and the Peer Index were prepared by the Center for Research in Security Prices of the University of Chicago’s Graduate School of Business. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
      This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Comparison of Five –Year Cumulative Total Returns

Certain Relationships and Related Transactions

Consulting Services
      During fiscal 2004, the Company paid $13,000 for consulting services provided by DRM Strategic Services Ltd., a private limited company wholly owned by our director, David Morrison.
Code of Ethics
      The Company has adopted a Code of Ethics applicable to the principal executive officer and senior financial executives, including the chief financial officer and the controller of the Company, as well as all employees and directors of the Company. The Code of Ethics is published on our website, at www.staar.com, under “Investor/ Media — Corporate Governance.” We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within two business days following the date of such amendment or waiver.
REPORT OF THE AUDIT COMMITTEE
      The Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under Nasdaq and SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for (i) expressing an opinion on whether the Company’s financial statements fairly present, in all material respects, the Company’s financial position and results of operations and conform with generally accepted accounting principles and (ii) an opinion on whether management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements that have been included in our Annual Report on Form 10-K for the year ended December 31, 2004.
      The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has reviewed with the independent registered public accounting firm their independence from the Company and its management including the written disclosures and the letter provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.
      The Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the 2004 fiscal year for filing with the Securities and Exchange Commission. The Audit Committee has recommended the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2005, subject to approval by the Stockholders at the Annual Meeting.

      The Audit Committee considered whether the fees paid the registered public accounting firm for non-audit services were compatible with maintaining the registered public accounting firm’s independence, and concluded that they were. These fees are listed below under the caption “Independent Registered Public Accounting Firm.”

The Audit Committee

Donald Duffy
David L. Schlotterbeck
Volker D. Anhaeusser
Dated: April 8, 2005
Compliance with Section 16(a) of the Exchange Act
      Section 16(a) of the Securities Exchange Act, as amended (the “Exchange Act”), and the SEC’s rules there under, require our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to furnish to us copies of all reports they file. The SEC has established specific due dates for these reports and requires the Company to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis.
      To our knowledge, based solely on a review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2004 fiscal year our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements.

PROPOSAL NO. 2
RATIFICATION OF REGISTERED PUBLIC ACCOUNTING FIRM
      The Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of BDO Seidman, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 30, 2005.
      Although this appointment is not required to be submitted to a vote of the Stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting, the Board of Directors will consider the selection of another independent registered public accounting firm.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2005.
      Representatives of BDO Seidman, LLP, the independent registered public accounting firm for the Company for fiscal 2004, will be invited to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Principal Accountant Fees and Services
      The following table summarizes the aggregate fees for professional services provided by BDO Seidman, LLP related to fiscal 2004 and fiscal 2003:

	2004	2003

Audit Fees(1)	$593,000	$406,000
Audit-related Fees(2)	9,000	128,000
Tax-related Fees(3)	1,000	3,000
All Other Fees(4)	3,000	—

(1)	Both 2004 and 2003 Audit Fees include: (i) the audit of our consolidated financial statements included in our Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; and (iv) associated expense reimbursements. Audit Fees for 2004 also include the audit of management’s report on the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-related Fees were for audits of our employee benefit plan and also included in 2003, costs associated with our inquiry of the SEC regarding the accounting treatment of officer’s notes.

(3)	Tax-related Fees were for services related to tax compliance.

(4)	All Other Fees in 2004 were related to charges incurred in providing access to audit workpapers.
      The Audit Committee administers the Company’s engagement of BDO Seidman, LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of BDO Seidman, LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by BDO Seidman, LLP of the non-audit services related to the fees on the table above did not affect their independence.
      Prior to engagement, the Audit Committee pre-approves all independent auditor services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2006 annual meeting of stockholders is presently expected to be held on or about May 18, 2006.
      Stockholder nominations for the 2006 annual meeting must be submitted in accordance with the procedures described under the caption “Procedures for Stockholders Nominations.”
      SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company’s 2006 annual meeting must be received by the Secretary of the Company at the Company’s office at 1911 Walker Avenue, Monrovia, California 91016 prior to December 19, 2005, in a form that complies with applicable regulations. If the date of the 2006 annual meeting is advanced or delayed more than 30 days from the date of the 2005 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2006 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2006 annual meeting. Upon any determination that the date of the 2006 annual meeting will be advanced or delayed by more than 30 days from the date of the 2005 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.
      SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to March 4, 2006, the proxies solicited by the Board of Directors for the 2006 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2006 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.
FORM 10-K
      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the reports thereon of BDO Seidman, LLP, the Company’s independent registered public accounting firm.
      The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2004 upon the written request of any beneficial owner of the Company’s securities as of the Record Date and reimbursement of the Company’s reasonable expenses. Such request should be addressed to the Company c/o John Bily, Corporate Secretary, at 1911 Walker Avenue, Monrovia, California 91016. Exhibits are available at no charge on the SEC’s website, www.sec.gov.

STOCKHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,
STAAR SURGICAL COMPANY

John Bily, Secretary
Monrovia, California
April 19, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

STAAR SURGICAL COMPANY

May 19, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN
BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:		NOMINEE:
☐	FOR NOMINEE	David Bailey

☐	WITHHOLD AUTHORITY FOR NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Independent Registered Public Accounting Firm Ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 30, 2005.	☐	☐	☐

3. Other Business	☐	☐	☐
In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Meeting and any continuation, postponement, or adjournment thereof.

The board of directors recommends that you vote “FOR” the election of each of the nominees in Proposal No. 1 and “FOR” the ratification of BDO Seidman, LLP as the company’s independent registered public accounting firm. All proposals to be acted upon are proposals of the company. If any other business is properly presented at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the board of directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the Board of Directors. At the date this proxy statement went to press, we did not anticipate any other matters would be raised at the Annual Meeting.

This Proxy will be voted in accordance with the instructions set forth above. If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the directors named above, the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm, and in accordance with the recommendations of a majority of the Board of Directors on such other business as may come before the Meeting, including a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of a majority of the Board of Directors.

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STAAR SURGICAL COMPANY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of STAAR SURGICAL COMPANY, a Delaware corporation (the “Company”), hereby appoints David Bailey and John Bily, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of the stockholders of the Company, to be held on May 19, 2005, at 10:00 a.m., and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows on the reverse side.

(Continued and to be signed on the reverse side)